UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     July 27, 2006

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Non-Employee Director Compensation

On July 25, 2006, our Board of Directors, upon the recommendation of the Executive Compensation and Human Resources Committee, modified the existing compensation plan for our non-employee directors. Each non-employee director will continue to receive an annual retainer of $60,000 for his or her services as a director. In addition to this amount, the Chairman of the Board will continue to receive an annual cash retainer of $150,000 for his services as Chairman. Our annual stock option grants to all non-employee directors have been eliminated. Instead, the annual grant of shares of restricted stock to non-employee directors will be increased to a number of shares of restricted stock determined by dividing $80,000 by the fair market value of our stock on the date of grant. In addition to this grant, the Chairman of the Board will receive an additional annual grant of a number of shares of our restricted stock determined by dividing $40,000 by the fair market value of our stock on the date of grant, for his services as Chairman. The Audit Committee Chairman’s additional annual cash retainer will be increased from $10,000 to $20,000 and the additional annual cash retainer for all other Committee Chairs will be increased from $5,000 to $10,000. The restricted stock grants will be made as of July 25, 2006 for 2006 and as of the date of our annual meeting of stockholders thereafter (or, if a director is elected to the Board on a date other than the annual meeting, on that date the director is first elected to the Board). The additional annual cash retainers will be effective for the quarter commencing July 1, 2006.

Appointment of Executive Officer

On July 25, 2006, our Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Dr. Donald S. Baim as our Senior Vice President and Chief Medical and Scientific Officer. In connection with his employment with Boston Scientific, Dr Baim will receive:

•
a one-time signing bonus of $100,000, payable in two equal installments of $50,000 each on July 31, 2006 and January 31, 2007 so long as he continues to be employed by Boston Scientific on those dates;

•	an annual base salary of $500,000;
•	a guaranteed minimum performance incentive payment of $375,000 for 2006 so long as he continues to be employed by Boston Scientific on December 31, 2006;
•
an option to purchase 50,000 shares of Boston Scientific common stock under our Long-Term Incentive Plan, which will vest in four equal annual installments beginning on the first anniversary of the date of grant and will fully vest in the event of a Company-initiated termination from employment for reasons other than Cause (as defined in the Plan) or Dr. Baim’s decision to terminate his employment for Good Reason (as defined in our form of Retention Agreement, which has been previously filed) during the four-year vesting period; and

•
an award of 50,000 deferred stock units which will be issued in three equal annual installments beginning on the first anniversary of the date of grant and will fully vest in the event of a Company-initiated termination from employment for reasons other than Cause (as defined in the Plan) or Dr. Baim’s decision to terminate his employment for Good Reason (as defined in our form of Retention Agreement, which has been previously filed) during the three-year vesting period.

In addition, and along with our other executive officers, Dr. Baim will be entitled to receive an annual executive allowance of $25,000 payable in two equal installments of $12,500 each in the last pay periods of June and December 2006, pursuant to our Executive Allowance Plan, which has been previously filed.

A form of Dr. Baim’s offer letter is filed with this report as Exhibit 10.1. Forms of Dr. Baim’s Stock Option and Deferred Stock Unit Agreements are filed with this report as Exhibits 10.2 and 10.3.

Compensation of Executive Officer

On July 24, 2006, the Executive Compensation and Human Resources Committee of the Board of Directors approved a salary increase and long-term incentive awards for Jim Gilbert, our Senior Vice President, in connection with his promotion to Group President, Cardiovascular. In connection with his promotion, Mr. Gilbert’s salary will be increased to $400,000 per year, an increase of $35,000. The long-term incentive awards consist of: (i) options to purchase 56,720 shares of our common stock at the fair market value on the date of grant, vesting in four equal installments beginning on the first anniversary of the date of grant, and (ii) a deferred stock unit award of 20,070 shares of our common stock to be issued in four equal annual installments beginning on the second anniversary of the date of grant. The stock option and deferred stock unit awards will be made under our 2003 Long-Term Incentive Plan and are subject to both the terms and conditions of the Plan as well as the terms and conditions of our standard incentive award agreements, forms of which have been previously filed.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Offer Letter

10.2	Form of Stock Option Agreement

10.3	Form of Deferred Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: July 27, 2006	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Offer Letter

10.2	Form of Stock Option Agreement

10.3	Form of Deferred Stock Unit Agreement